Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 (No.333-112893) of FuelCell Energy, Inc. of our report dated February 11, 2003 relating to the consolidated financial statements of Global Thermoelectric Inc. for the year ended December 31, 2002 which appears in the Proxy Statement filed by FuelCell Energy, Inc. on Schedule 14A on October 6, 2003.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Calgary, Alberta, Canada
April 15, 2004